Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-187470 on Form S-11 of our report dated March 22, 2013, except for Notes 3 and 7, as to which the date is May 30, 2013, relating to the consolidated balance sheet of Cole Office & Industrial REIT (CCIT II), Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

May 30, 2013